UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

June 9, 2016

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders held on June 9, 2016, the Company’s shareholders voted on four proposals, the final voting results of which are provided below.

Item No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors (“Board”) by the holders of the Company’s common stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Scott P. Callahan	19,813,022	2,650,977	7,082,491
Sean P. Downes	20,581,556	1,882,443	7,082,491
Darryl L. Lewis	18,868,682	3,595,317	7,082,491
Ralph J. Palmieri	20,082,913	2,381,086	7,082,491
Richard D. Peterson	13,604,027	8,859,972	7,082,491
Michael A. Pietrangelo	12,584,822	9,879,177	7,082,491
Ozzie A. Schindler	20,829,984	1,634,015	7,082,491
Jon W. Springer	21,529,848	934,151	7,082,491
Joel M. Wilentz, M.D.	14,195,608	8,268,391	7,082,491

Item No. 2: The shareholders voted not to approve amendments to and a restatement of the Company’s 2009 Omnibus Incentive Plan and Section 162(m) performance goals.

For:	7,516,479
Against:	14,699,091
Abstain:	248,429
Broker Non-Votes:	7,082,491

Item No. 3: The shareholders voted to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For:	28,737,337
Against:	487,770
Abstain:	321,383

Item No. 4: The shareholders voted to approve a shareholder proposal, submitted by the California State Teacher’s Retirement System, to adopt a majority voting standard in uncontested director elections.

For:	18,343,848
Against:	2,589,243
Abstain:	1,530,908
Broker Non-Votes:	7,082,491

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2016	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank W. Wilcox
Frank W. Wilcox
Chief Financial Officer